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                                                                   EXHIBIT 10.29


                                    AGREEMENT


1. Parties The parties to this Agreement are David Orkney ("Orkney"), and G. I. Joe's, Inc., an Oregon corporation ("Company").

2. Recitals

     2.1. Orkney is the Chairman of the Board of Company and is the owner of 1,236,000 shares of the common stock (the "Stock") of the Company which represents the majority of the issued and outstanding shares of the Company's common stock.

     2.2 Contemporaneous with the execution of this Agreement, Orkney and Company have entered into a Stock Redemption Agreement in which Orkney has agreed to sell and Company has agreed to redeem all of the Stock ("Stock Redemption Agreement").

     2.3 The obligations under this Agreement and the Stock Redemption Agreement are intended to be mutually interdependent and the breach of any covenant or condition of one agreement shall be deemed a breach of the other and the satisfaction of all conditions to close the Stock Redemption Agreement shall be required to close this Agreement and vice versa.

3. Closing. The closing of this Agreement shall be contemporaneous with the closing of the Stock Option Agreement (the "Closing Date").

4. Representations and Warranties of Orkney. Orkney represents and warrants to Company as follows:

     4.1 Orkney has the unrestricted right to enter into this Agreement.

     4.2 This Agreement has been reviewed by Orkney's independent legal counsel and tax advisors.

     4.3 Orkney has not engaged the services of any broker or finder with respect to this Agreement or the transactions contemplated herein, other than his engagement of Arthur Andersen, LLP on behalf of the Company and Orkney agrees to indemnify Company for and hold it harmless from and against all claims for brokers or finders fees or compensation in connection with this transaction herein provided for by any person, firm or corporation (other than Arthur Andersen, LLP) claiming such a right because engaged by Orkney.

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5. Representations and Warranties of Company. Company represents and warrants to
Orkney as follows:

     5.1 Company is an Oregon corporation in good standing.

     5.2 This Agreement has been duly approved by the Company's Board of Directors and Company has full power and authority to execute and comply with the terms and provisions of this Agreement.

     5.3 No consent or approval is required to be obtained from any governmental agency in connection with the execution and consummation of this Agreement by Company. Consents and approval from other third parties are required to consummate this transaction and shall be supplied by Company prior to or at closing.

     5.4 Company has not engaged the services of any broker or finder with respect to this Agreement or the transactions contemplated herein, other than Arthur Andersen, LLP, and Company agrees to indemnify Orkney for and hold him harmless from and against all claims for brokers or finders fees or compensation in connection with this transaction herein provided for by any person, firm or corporation claiming such a right because engaged by Orkney.

     5.5 Company shall pay the financial advisory fees payable to Arthur Andersen, LLP in connection with this transaction and the Stock Redemption transaction in accordance with the terms of the agreement between the Company and Arthur Andersen, LLP.

     5.6 Company shall offer to redeem all issued and outstanding stock of the Company, except for that owned by Norm Daniels, on the same terms as set forth in the Stock Redemption Agreement.

6. Employment Termination. Orkney's employment with the Company shall terminate as of the Closing Date. As consideration for Orkney's many years of service to the Company, Company agrees:

     6.1 At closing, Company shall pay a bonus to Orkney in the amount of the principal and interest owed by Orkney to the Company and will transfer to Orkney as an additional bonus the 1983 Porsche vehicle which Orkney has been driving.

     6.2 Company shall indemnify Orkney for claims related to his services for or on behalf of the Company and related entities prior to closing in accordance with the Bylaws and Articles of Incorporation of the Company in effect as of the Closing Date.

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7. Indemnification.

     7.1 Orkney shall indemnify and hold Company and its affiliates and their respective agents, officers, directors and employees from and against any and all claims, damages, costs and expenses, including without limitation, attorneys fees relating to or arising out of any misrepresentation, breach or warranty or non-fulfillment of any covenant or obligation on the part of Orkney under this Agreement.

     7.2 Company shall defend, indemnify and hold harmless Orkney and its affiliates and their respective agents, officers, directors and employees from and against, any and all claims, damages, costs and expenses, including without limitation, attorneys fees relating to or arising out of any misrepresentation, breach of warranty or non-fulfillment of any covenant or obligation on the part of Company under this Agreement.

8. Consulting Agreement. Orkney and Company agree to execute and deliver to each other at closing, duplicate copies of a Consulting Agreement in the form of Exhibit "A".

9. Stock Warrants. As additional consideration for Orkney's obligations under the Stock Purchase Agreement, Company shall execute and deliver at closing, Warrants for the purchase of common stock of the Company or its parent company, in the form of Exhibit "B" attached.

10. Tax Matters.

     10.1 Orkney shall be responsible for all state and federal income taxes due as a result of the consideration paid to Orkney under paragraph 6, fees paid under the Consulting Agreement and any income resulting from the Warrant Agreement.

     10.2 Company shall pay Orkney an amount equal to all income taxes arising from the earnings allocated to his Sub Chapter "S" stock in the Company as provided in the Stock Redemption agreement.

11. Conditions to Closing. The obligation of the parties to close the transactions and agreements referred to herein, shall be conditioned as follows:

     11.1 The simultaneous closing of the Stock Redemption Agreement.

     11.2 All representations and warranties made in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties had been made or given on the Closing Date.

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     11.3 Each party shall have performed all obligations and complied with all covenants required to be performed or complied with prior to the Closing Date.

     11.4 No investigation, suit, action or other proceeding shall be threatened or pending before any court, governmental agency or other agency or authority which in either parties reasonable opinion may have a material adverse effect on the Company or the transaction provided for in this Agreement.

     11.5 The Company shall have adopted a Plan (the "Plan") to redeem all issued and outstanding stock of the Company (including any stock issued as a result of the exercise of existing stock options) as described in the Disclosure Statement, dated March 16, 1998, attached as Exhibit "C" (the "Disclosure Statement").

     11.6 The Company has redeemed all shares of stock tendered by shareholders pursuant to the Plan and the Disclosure Statement.

     11.7 The sale/purchase of certain real estate owned by the Company in accordance with the terms of Exhibit "D" shall have closed not less than one day prior to the Closing Date.

     11.8 Company shall have delivered to Orkney documents releasing Orkney from liability for all obligations of the Company, which Orkney has personally guaranteed in a form reasonably acceptable to Orkney.

     11.9 Company shall have received funding of a Subordinated Debenture Loan from Peregrine Capital, Inc. ("Peregrine"), in an amount which when combined with the proceeds from the sale of real estate described in 11.7 above will provide sufficient funds to satisfy all of Company's obligations under the Plan.

     11.10 Company shall have executed and delivered to Orkney the Stock Warrant Agreement.

     11.11 Orkney and Company have executed and delivered to each other the Consulting Agreement.

     11.12 Orkney has delivered to Company, Orkney's resignation as an officer and director of the Company.

     11.13 Norm Daniels ("Daniels") and Peregrine shall have delivered to Orkney certificates in a form reasonably acceptable to Orkney verifying Peregrine and Daniels have entered into binding agreements as follows:

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          (a) Following a redemption of a majority of the Stock, Daniels, will contribute his shares of the Stock to a newly formed holding company ("Newco") in exchange for a 100% ownership interest in Newco.

          (b) After Daniels has contributed his Stock to Newco Peregrine shall contribute the Subordinated Debenture Loan and additional cash sufficient to equal a combined total capital contribution to Newco of $9,500,000 to Newco in exchange for a minority ownership interest in Newco.

          (c) At some time thereafter Newco will make a capital contribution to Company of $9,500,000. This transaction may create preemptive rights for the remaining shareholders.

          (d) Daniels and Peregrine will warrant to the Company and its shareholders they have no plan or intent and will take no action to alter the ownership structure of Newco which would cause the sale/purchase of real estate as described above to be deemed for tax purposes to be a "related party transaction", or to change the controlling interest in Newco from Daniels to any third party.

          (e) After Newco has acquired a majority of all of the outstanding common stock of Company as described above, Newco will create a Key Employees' Incentive Stock Option and Nonqualified Stock Option Plan to substitute options to purchase Newco's stock for options issued to purchase the Company's stock. This substitution of options is being proposed pursuant to section 424 of the Internal Revenue Code of 1986 ("Code").

12. Miscellaneous

     12.1 This Agreement may be amended or supplemented only by a written agreement signed by all parties.

     12.2 All matters with respect to this agreement shall be governed by the laws of the State of Oregon.

     12.3 This Agreement and any document or agreement entered into pursuant to the terms of this Agreement (including without limitation, the Stock Redemption Agreement) shall constitute the entire agreement between the parties and there are no other restrictions, promises, representations, warranties, or obligations other than those as expressly set forth referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings between the parties.

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     12.4 In the event of litigation related to or arising from this Agreement, the prevailing party shall be entitled in addition to any other remedy or relief to recover their reasonable attorneys fees at trial or on appeal.

     12.5 All representations and warranties made in this Agreement by Company and Orkney and all obligations to be performed after the Closing Date and shall survive the closing of this Agreement.

     12.6 The Exhibits attached to and referred to in this Agreement are incorporated into and are a part of this Agreement.

     12.7 The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom course of dealing or trade practice shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement, shall operate as a waiver of such provision with respect to such occurrences.

     12.8 This Agreement shall bind and benefit the parties, their successors and assigns.

"ORKNEY"                               "COMPANY"

                                       "G. I. JOE'S, INC."


DAVID ORKNEY                           By: NORM DANIELS
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DAVID ORKNEY                               NORM DANIELS, President

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                                    EXHIBIT A

                              CONSULTING AGREEMENT

     This Consulting Agreement, dated as of __________________, 1998, is entered into by and between G. I. Joe's, Inc., an Oregon corporation ("Company") and David Orkney ("Orkney").

                                    RECITALS

     Orkney has for many years been an employee, officer, director and shareholder of Company. Pursuant to a Stock Redemption Agreement between Orkney and Company dated March ___, 1998, (the "Stock Redemption Agreement") , Company has agreed to redeem all of Orkney's stock in Company. In addition, Orkney has agreed to enter into a Consulting Agreement with Company.

     NOW THEREFORE, the parties agree as follows:

          1. Engagement. Company hereby engages Orkney to perform consulting services on its behalf, and Orkney agrees to provide such services to Company on the terms set forth in this Agreement. Orkney shall assist Company with the development and operation of its business as and when requested by the President of Company. In no event shall Orkney be required to perform more than 20 hours of services for Company during any calendar month.

          2. Term and Compensation. The period during which Orkney shall provide consulting services for Company shall be for a period of two years commencing on May 1, 1998, and ending on April 31, 2000, unless otherwise renewed or extended upon the mutual agreement of the parties. Company shall pay Orkney for his services at the rate of $100,000 for the first year, and $50,000 for the second year of the term of this Agreement. Company will pay Orkney a pro rata portion of his annual compensation on its regularly scheduled payroll dates.

          3. Benefits. During the first year of the term of this Agreement, Company shall pay Orkney an automobile allowance for gasoline, maintenance and repairs in accordance with past practices, and Company will continue to provide Orkney with his existing office space at no charge. During such period Company will also continue to provide Orkney with health insurance, telephone, fax, copier, gymnasium and other benefits which he was receiving at the time of his termination as an employee of Company, all at Company's expense. Orkney shall be entitled to continue to store personal items presently located in Company's distribution center

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(approximately 30 pallets) at no charge for up to three years following the date of this Agreement.

          4. Personal Artwork. Orkney shall retain ownership of various art pieces (such as photographs, paintings and sculptures) on display at Company's corporate offices, and may remove such pieces at will.

          5. Independent Contractor. The parties acknowledge that Company shall not have the authority to control the manner in which Orkney performs services pursuant to this Agreement, and that Orkney shall perform such services as an independent contractor, and not as an employee or as part of a joint venture or partnership.

          6. Construction. This Agreement shall be construed and governed in accordance with the laws of the State of Oregon, excluding rules applicable to the conflict of laws.

          7. Attorneys Fees. If any suit or action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorney fees and costs incurred in such suit or action in any appeal therefrom from the nonprevailing party, as fixed by the court or courts in which such suit, action or appeal is heard.

          8. Paragraph Captions. The paragraph captions are for the convenience of the parties and shall not affect the meaning or interpretation of any provision of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       G. I. JOE'S, INC.


                                       By:
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David Orkney                           Its:
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